Exhibit 99.1

GOODYEAR ANNOUNCES SALE OF DUNLOP BRAND TO SUMITOMO RUBBER INDUSTRIES

Gross cash proceeds at closing of approximately $701 million

Advances Goodyear Forward transformation plan, optimizes portfolio of brands

Goodyear to supply Dunlop tires to Sumitomo Rubber Industries pursuant to a five-year Transition Offtake Agreement in Europe

FOR IMMEDIATE RELEASE		Goodyear to license back the Dunlop trademarks for use on commercial (truck) tires, and retains its rights to the Dunlop trademarks for use on motorcycle tires in Europe and Oceania
>	GLOBAL HEADQUARTERS:
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>	MEDIA WEBSITE:	AKRON, Ohio, January 7, 2025 – The Goodyear Tire & Rubber Company (NASDAQ: GT) (“Goodyear” or the “Company”) today announced that it has signed a definitive agreement to sell the Dunlop brand, comprising trademarks and intangible assets necessary for operations of the brand business in Europe, North America and Oceania for consumer, commercial and other specialty tires (“Dunlop Brand”), together with certain associated intellectual property, to Sumitomo Rubber Industries, Ltd. (TYO: 5110) (“SRI”).
WWW.GOODYEARNEWSROOM.COM
>	MEDIA CONTACT:
DOUG GRASSIAN
330.796.3855
DOUG_GRASSIAN@GOODYEAR.COM
>	ANALYST CONTACT: GREG SHANK 330.796.5008 GREG_SHANK@GOODYEAR.COM	The sale of the Dunlop Brand follows a previously announced strategic review of the brand in connection with the Company’s Goodyear Forward transformation plan. Pursuant to the transaction terms, SRI will pay Goodyear cash proceeds at closing of approximately $701 million for the transfer of the Dunlop Brand across the relevant geographies, a “Transition Fee” for support in transitioning the Dunlop Brand to SRI, and the purchase of Dunlop tire inventory. The transaction also provides for additional ongoing offtake, licensing and other arrangements which are detailed below.

“This is another important milestone as we continue to execute against our Goodyear Forward transformation plan. We are optimizing our portfolio and reducing leverage to drive sustainable and substantial shareholder value creation,” said Mark Stewart, Goodyear Chief Executive Officer and President. “Not only does the transaction deliver significant value for our shareholders, it better positions Goodyear to enhance our focus on the growth of our core brands.”

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“Our team conducted a comprehensive process focused on maximizing value for Goodyear through a divestment of our Dunlop Brand, and we are very pleased with the outcome achieved,” said Christina Zamarro, Executive Vice President and Chief Financial Officer. “We are committed to working closely with SRI to ensure a smooth transition for customers of the Dunlop Brand.”

The transaction is subject to regulatory approvals, other customary closing conditions and consultations and is expected to close by mid-2025. Goodyear intends to use transaction proceeds to reduce leverage and fund initiatives in connection with the Goodyear Forward transformation plan.

Transaction Terms

Goodyear will receive approximately $701 million of cash proceeds at closing from SRI, across three transaction components:

(a)	SRI will pay Goodyear $526 million for the Dunlop Brand and certain associated intellectual property;

(b)

SRI will pay Goodyear a $105 million Transition Fee for support in transitioning the Dunlop Brand and associated intellectual property, and facilitating the transition of Dunlop customers, to SRI, including planning matters and support of distribution and logistics through the end of the Transition Offtake Agreement; and

(c)

SRI will purchase existing Dunlop consumer tire inventory at an agreed markup. The exact inventory value to be purchased will finalized between signing and closing, however Goodyear estimates proceeds to be approximately $70 million, subject to a true-up.

In addition, under the terms of a Transition License Agreement (“TLA”), Goodyear will continue to manufacture, sell and distribute Dunlop branded consumer tires in Europe through at least December 31, 2025 (subject to extension, as described below). Goodyear will pay a royalty to SRI during this period on Dunlop sales but will otherwise retain all profits from these sales. The term of the TLA will automatically extend for an additional year, through December 31, 2026, unless the parties mutually agree to an earlier termination. This transition period is intended to give SRI time to scale its organization in Europe to effectively absorb the Dunlop Brand and maintain service levels for existing Dunlop customers.

Following the completion of the TLA, Goodyear will supply certain Dunlop branded tires to SRI in Europe for a five-year period under the terms of a Transition Offtake Agreement (“TOA”). The TOA stipulates minimum purchase quantities of 4.5 million tires per year for the five-year term, on a take-or-pay basis. SRI may terminate the TOA early after the third year, with twelve months’ notice, subject to payment of a termination fee. The TOA provides Goodyear with an agreed markup to total costs (including raw materials) for each tire sold.

Goodyear will license back the Dunlop trademarks from SRI for commercial (truck) tires in Europe on a long-term basis, subject to a royalty on sales. Goodyear can terminate this licensing agreement at any time during the licensing period.

Dunlop consumer tire sales totaled $532 million in 2023. Dunlop commercial tire sales totaled $201 million in the same period. Other specialty Dunlop tire sales (excluding motorcycle) totaled $22 million.

Goodyear will retain its rights to the Dunlop trademarks for its motorcycle tire businesses in Europe and Oceania.

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Goodyear does not expect the transaction to materially impact segment operating income through the term of the TLA. Thereafter, the Company expects the transaction to reduce segment operating income by approximately $65 million per year during the term of the TOA, before any potential actions the Company may take to improve its operating margin. This impact also does not take into consideration other financial benefits resulting from deployment of proceeds from the transaction, including interest expense savings associated with expected debt repayment and other ongoing actions under Goodyear Forward.

Additional information on the transaction, including presentation materials, can be found on Goodyear’s investor relations website: http://investor.goodyear.com.

Advisors

Goldman Sachs & Co. LLC. is acting as lead financial advisor, Barclays Capital Inc. is acting as financial advisor and Cleary Gottlieb Steen & Hamilton LLP is acting as legal advisor to Goodyear.

About The Goodyear Tire & Rubber Company

Goodyear is one of the world’s largest tire companies. It employs about 71,000 people and manufactures its products in 54 facilities in 21 countries around the world. Its two Innovation Centers in Akron, Ohio, and Colmar-Berg, Luxembourg, strive to develop state-of-the-art products and services that set the technology and performance standard for the industry. For more information about Goodyear and its products, go to www.goodyear.com/corporate.

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Forward-Looking Statements

Certain information contained in this news release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements relating to the proposed transaction, including statements regarding the benefits of the transaction and the anticipated timing of the transaction, and information regarding the businesses of Goodyear and SRI. There are a variety of factors, many of which are beyond our control, that affect our operations, performance, business strategy and results and could cause our actual results and experience to differ materially from the assumptions, expectations and objectives expressed in any forward-looking statements. These factors include, but are not limited to: our ability to implement successfully the Goodyear Forward plan and our other strategic initiatives, including the sale of the Dunlop Brand; risks relating to the ability to consummate the sale of the Dunlop Brand on a timely basis or at all, including failure to obtain the required regulatory approvals or to satisfy other conditions to closing; actions and initiatives taken by both current and potential competitors; increases in the prices paid for raw materials and energy; inflationary cost pressures; delays or disruptions in our supply chain or the provision of services to us; a prolonged economic downturn or period of economic uncertainty; deteriorating economic conditions or an inability to access capital markets; a labor strike, work stoppage, labor shortage or other similar event; financial difficulties, work stoppages, labor shortages or supply disruptions at our suppliers or customers; the adequacy of our capital expenditures; changes in tariffs, trade agreements or trade restrictions; foreign currency translation and transaction risks; our failure to comply with a material covenant in our debt obligations; potential adverse consequences of litigation involving the Company; as well as the effects of more general factors such as changes in general market, economic or political conditions or in legislation, regulation or public policy. Additional factors are discussed in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.